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                         UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                           --------
                           FORM 8-K

                        Current Report
                          Pursuant to
                    Section 13 or 15(d) of
              The Securities Exchange Act of 1934


  Date of Report (Date of Earliest Event Reported):  July 11, 1997

                           --------

                     CITIZENS CORPORATION
                     --------------------

    (Exact name of Registrant as specified in its charter)


    Delaware                1-11714                 04-3178765
    --------               --------                 ----------

(State or other     (Commission File Number)   (I.R.S. Employer I.D.
 jurisdiction of                                         Number)
 Incorporation)


                           ---------


      440 Lincoln Street, Worcester, Massachusetts 01653
      --------------------------------------------------
            (Address of Principal Executive Offices)
                           (Zip Code)

                        (508) 855-1000
                        --------------
      (Registrant's Telephone Number including area code)



                       Page 1 of 5 pages
                    Exhibit Index on page 4

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Item 5.  Other Events.

      On July 11, 1997, Citizens Corporation announced that third quarter results will be impacted by an estimated $10 million in pre-tax catastrophe losses resulting from tornadoes and windstorms which struck Michigan during the first week of
July.   The  charge is expected to result in  a  reduction  of
third  quarter earnings per share for Citizens Corporation  of
approximately eighteen cents.   A copy of the press release is
attached as Exhibit 99 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

Exhibit 99     Press Release dated July 11, 1997,
               announcing Citizens Corporation expects $10 million charge in third quarter for July tornado losses.









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                          SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CITIZENS
                              CORPORATION



                              By: /s/ Edward J. Parry III,
                                      --------------------
                                      Edward J. Parry III,
                                      Vice President, Chief
                                      Financial Officer,and
                                      Treasurer


Date:  July 11, 1997











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Exhibit Index
-------------

Exhibit 99     Press Release dated July 11, 1997,announcing
               Citizens Corporation expects $10 million charge in third quarter for July tornado losses.













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